UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2022

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

At the 2022 Annual Meeting of Shareholders held on July 25, 2022, BankGuam Holding Company’s (the “Company”) shareholders approved an amendment to the Company’s Articles of Incorporation, whereby the Company would effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of its common stock, eliminate fractional shares resulting from the Reverse Stock Split, and pay cash consideration for such resulting fractional shares at the rate of $14.75 per pre-split share, and, as a result, each stockholder owning fewer than 500 shares of common stock prior to the Reverse Stock Split will have such shares canceled and converted into the right to receive $14.75 for each share of such stock held prior to the Reverse Stock Split.

On September 26, 2022, the Board of Directors of the Company (the “Board”) set October 31, 2022 as the effective date for the Reverse Stock Split. The Board reserves the right to delay or cancel the Reverse Stock Split if the Board determines that the Reverse Stock Split is no longer in the best interests of the Company or its shareholders, including if the Reverse Stock Split will not reduce the number of recordholders of the Company’s common stock below 1,200.

Contemporaneously with the filing of this current report of Form 8-K, the Company is filing an amendment to the Company’s Schedule 13E-3 originally filed on April 26, 2022, as amended by Amendment No. 1 filed June 7, 2022 and Amendment No. 2 filed June 17, 2022. Shareholders may obtain a copy of the Schedule 13E-3, as amended, at the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2022	BankGuam Holding Company

	By:	/s/ Symon A. Madrazo
Symon A. Madrazo
Senior Vice President & Chief Financial Officer